UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 21, 2026

Date of Report (Date of earliest event reported)

Forgent Power Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43102	39-3386651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number

11500 Dayton Parkway

Dayton, MN 55369

(Address of principal executive offices and zip code)

(763) 588-0536

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	FPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Forgent Power Solutions, Inc. (the “Company”) is filing this amendment on Form 8-K/A (this “Amendment”) solely to clarify that the departure of Ryan Fiedler as the Company’s Chief Financial Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its financial condition, accounting principles or financial reporting.

As previously reported in the Company’s Current Report on Form 8-K filed on October 22, 2026 (the “Original 8-K”), the Company and Mr. Fiedler agreed that Mr. Fiedler would step down as Chief Financial Officer effective October 21, 2026. Under a Separation and Release Agreement among the Company, Mr. Fiedler and certain other parties, Mr. Fiedler will remain employed by the Company through October 30, 2026, to assist with the transition.

Except as described above, this Amendment does not modify or update any other disclosure in the Original 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Forgent Power Solutions, Inc.
Date: October 22, 2026

	By:	/s/ Tyson K. Hottinger
	Name:	Tyson K. Hottinger
	Title:	Chief Legal Officer